Exhibit 10.5

THIS CONVERTIBLE PROMISSORY NOTE (THE “NOTE”) AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE APPLICABLE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE (“BLUE SKY LAWS”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE BLUE SKY LAWS OR AN OPINION OF COUNSEL THAT SUCH PROPOSED TRANSFER DOES NOT VIOLATE THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS.

CELSIUS HOLDINGS, INC.

 CONVERTIBLE PROMISSORY NOTE

$2,000,000 or principal amount outstanding	Dated Effective as of December 12, 2018

FOR VALUE RECEIVED, the undersigned, CELSIUS HOLDINGS, INC., a Nevada corporation (the “Company”), hereby promises to pay to the order of GRIEG INTERNATIONAL LIMITED (the “Holder”), the principal amount of up to TWO MILLION DOLLARS ($2,000,000), or so much of such principal amount as shall be outstanding from time to time under this Note, together with accrued and unpaid interest thereon as described herein.

1.       Definitions. In addition to the terms defined elsewhere in this Note, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person that is not an individual, another other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. The Parties acknowledge and agree that Charmnew Limited shall not be deemed an Affiliate of Grieg International Limited, and vice versa.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York, New York are generally not open for business.

“Conversion Date” means the date a Conversion Notice is delivered to the Company.

“Conversion Notice” means a written notice in the form attached as Exhibit A hereto.

“Conversion Price” means the average of the closing price for the Shares during the ten (10) Business Days prior to each Advance Date, less a discount of 10%, as may be adjusted from time to time as provided herein.

“Loan Agreement” means that certain Convertible Loan Agreement dated as of December 12, 2018 by and between the Company and the Holder.

“Person” means any individual or entity.

“Shares” means shares of the Company’s common stock.

2.             Advances.

(a)       The Holder may make multiple advances under this Note in amounts of not less than One Million US Dollars (US$1,000,000). Amounts outstanding hereunder from time to time shall be as set forth in the records of the Holder, which shall be final and determinative absent error upon review by the Company. Attached hereto as Exhibit A is a schedule of advances, on which Holder shall record each advance and the principal amount thereof.

(b)       The Company shall notify the Holder in writing when it wishes to draw upon this Note, which notice shall specify the date of the advance and the principal amount thereof. So long as no Event of Default has occurred or is continuing at such time, the Holder shall advance the requested funds within three (3) Business Days of the date specified in such notice.

3.             Interest. The unpaid principal balance from time to time outstanding hereunder shall bear interest from the date disbursed until paid in full at a fixed rate of five percent (5%) per annum. Any amount of principal of or interest on this Note which is not paid when due shall bear interest at the Default Rate (hereinafter defined) from the due date thereof until the same is paid. “Default Rate” means a rate of eighteen (18%) per annum, or such lesser rate equal to the highest rate permitted by applicable law. Interest will be calculated on this Note from and including its original issuance date on the basis of a 360-day year consisting of twelve 30 day months.

4.             Payment Terms.

(a)       Interest on this Note will accrue and will be payable semi-annually until the earliest to occur of (i) the Maturity Date (as hereinafter defined), (ii) conversion of the Note into Shares pursuant to Section 5 below or (iii) the Note otherwise becoming due and payable.

(b)       Subject to earlier payment or conversion as provided for elsewhere in this Note, the entire unpaid principal amount and all unpaid accrued interest under this Note shall be due and payable to Holder on the date that is two years from the Effective Date (the “Maturity Date”). Principal and interest due hereunder shall be paid in lawful money of the United States of America in immediately available federal funds or the equivalent at the address of the Holder set forth in Section 8 below or at such other address as the Holder may designate. All payments made hereunder shall first be applied to interest then due and payable and any excess payment shall then be applied to reduce the principal amount.

(c)       Upon payment in full or conversion to Shares of all principal and interest payable hereunder, the Holder shall surrender this Note to the Company for cancellation.

(d)       The Note outstanding principal and unpaid accrued interest thereon may be prepaid by the Company only upon receipt of written consent from Holder.

(e)       Subject to Section 5(b), if, at any time during which this Note remains outstanding the Company consummates a transaction which entails a private or public financing generating gross proceeds of not less than $25.0 million, the then outstanding principal balance and accrued but unpaid interest under the Note shall be automatically converted into Shares at the Conversion Price up to the Conversion Limitation (if applicable), and the remaining outstanding principal balance and accrued but unpaid interest under the Note, if any, shall be settled in cash pursuant to Section 4(b).

(f)       Any and all payments by the Company to or for the account of the Holder under this Note shall be made free and clear of and without deduction for any taxes, except as required by applicable law. If the Company shall be required by any applicable law to deduct any taxes from or in respect of any sum payable under this Note to the Holder, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this  provision ), the Holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) as promptly as practicable after the date of such payment, the Company shall furnish to the Holder the original or a certified copy of a receipt evidencing payment thereof.

5.             Conversion into Shares; Conversion Limitation; Reservation.

(a)       At any time prior to the Maturity Date, the Holder may, at its option, convert the entire principal amount of and all accrued but unpaid interest on this Note into shares of Company’s common stock at the applicable Conversion Price, subject Section 5(b) below and subject to any applicable adjustments as set forth in Section 7 below. The Holder shall effect a conversion by delivering to the Company a conversion notice in substantially the form attached hereto as Exhibit B (the “Conversion Notice”). Subject to Section 5(b), upon the Maturity Date, the then outstanding principal balance and accrued but unpaid interest under this Note shall be automatically converted into Shares at the Conversion Price up to the Conversion Limitation (if applicable), and the remaining outstanding principal balance and accrued but unpaid interest under the Note, if any, shall be settled in cash pursuant to Section 4(b).

(b)       Notwithstanding anything to the contrary in this Note, the Holder shall not convert, and the Company shall not issue any Shares upon any attempted conversion or exercise of, any portion of this Note, to the extent that after giving effect to such conversion, the Holder (and its Affiliates) would have acquired, through the conversion of this Note or otherwise, beneficial ownership of a number of Shares in excess of 19.99% of the aggregate number of Shares outstanding immediately after giving effect to such conversion or exercise (the “Conversion Limitation”). For purposes of the foregoing, the number of Shares beneficially owned by the Holder and its Affiliates shall include the number of Shares issuable upon conversion of this Note with respect to which such determination is being made, and shall include additional shares of Common Stock issued to the Holder and its Affiliates after the date hereof, but shall exclude Shares which would be issuable upon (A) conversion of the remaining, nonconverted portion of any Note beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder from time to time in effect, the “Exchange Act”). By not less than 65 days’ prior written notice to the Company, the Holder may, at its election, (i) increase or decrease the Conversion Limitation to any other percentage not in excess of 19.99% specified in such notice, and the Conversion Limitation shall continue to apply until such 65th day (or such later date, as determined by the Investor, as may be specified in such notice); or (ii) waive in whole or in part permanently or temporarily at any time the provisions of this Section and this Section shall not be waived until such 65th day (or such later date, as determined by the Holder, as may be specified in such notice).

(c)       The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of common stock for the sole purpose of issuance upon conversion of this Note, free from all mortgages, charges, pledges, liens, hypothecations or other security interests, preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than the aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions contained in this Note) upon the conversion of this Note. The Company covenants that all shares of common stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable. The Company agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary, stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates.

6.             Mechanics of Conversion.

(a)       Upon receipt of a Conversion Notice, the Company shall, as soon as practicable (but in no event later than five (5) Business Days after the Conversion Date) issue or cause to be issued and cause to be delivered to the Holder and in such name or names as the Holder may designate a certificate for the Shares issuable upon such conversion, with such restrictive legends as deemed necessary by the Company. The Holder, or any Person so designated by the Holder to receive Shares, shall be deemed to have become holder of record of such Shares as of the Conversion Date.

(b)       The Holder shall be required to deliver the original Note to the Company in order to effect a conversion hereunder.

(c)       The Company’s obligations to issue and deliver Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set-off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Shares.

(d)       No Fractional Shares. The Company shall not issue or cause to be issued fractional Shares on conversion of this Note. If any fraction of a Share would, except for the provisions of this Section 6(d), be issuable upon conversion of this Note, the number of Shares to be issued will be rounded up to the nearest whole share.

7.             Certain Adjustments. The Conversion Price is subject to adjustment from time to time as set forth in this Section 7.

(a)       Stock Dividends and Splits. If the Company, at any time while this Note is outstanding, (i) pays a stock dividend on its Shares or otherwise makes a distribution on any class of capital stock that is payable in Shares, (ii) subdivides outstanding Shares into a larger number of shares, or (iii) combines outstanding Shares into a smaller number of shares, then in each such case the Conversion Price shall be appropriately and equitably adjusted to reflect such event. Any adjustment made pursuant to Section 7(a)(i) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to Section 7(a)(ii) or Section 7(a)(iii) shall become effective immediately after the effective date of such subdivision or combination.

(b)        Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of Shares entitled to receive a dividend or other distribution payable in other than Shares, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of this Note shall receive upon conversions thereof, in addition to the number of Shares receivable thereon, the number of securities of the Company or other issuer (as applicable) which they would have received had this Note been converted into Shares on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Note, provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this Section 7(c) as of the time of actual payment of such dividends or distributions.

(c)       Adjustments for Reclassification, Exchange or Substitution. If the Shares issuable upon conversion of this Note at any time or from time to time after the date hereof shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in this Section 7), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of Shares into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(d)       Merger, Sale of Assets, etc. If (i) the Company effects any merger or consolidation of the Company with or into another entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Shares are permitted to tender or exchange their shares for other securities, cash or property, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities (such other persons or entities, the “Purchasers”) acquire more than 50% of the outstanding Shares (not including any shares of Common Stock held by the Purchasers or such other persons or entities associated or affiliated with the Purchasers), or (v) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Shares (in any such case, a “Fundamental Transaction”), this Note, as to the principal and accrued and unpaid interest thereon, shall thereafter, at the Holder’s election, be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction. The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the provisions of this Section shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

(e)       Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company.

(f)       Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 7, the Company, at its expense, will promptly compute such adjustment in accordance with the terms hereof and prepare and deliver to the Holder a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.

(g)       No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder against impairment.

(h)       Notice of Corporate Events. If the Company: (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Shares, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company; (ii) authorizes or approves, enters into any agreement contemplating, or solicits shareholder approval for, any merger, consolidation or similar transaction in which the Company is not the surviving entity; or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least ten (10) Business Days prior to the applicable record or effective date on which a Person would need to hold Shares in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

8.             Notices. All notices and other communications required or permitted hereunder to be given to a party to this Note shall be in writing and shall be faxed, mailed by registered or certified mail postage prepaid, delivered by a national overnight delivery service, or otherwise delivered by hand, electronically (including by email) or by messenger, addressed to such party’s address as set forth below:

if to the Company:	Celsius Holdings, Inc.
2424 N Federal Highway
Suite #208
Boca Raton, FL 33341
Email:jfieldly@celsius.com

if to the Holder:	Grieg International Limited
c/o 29th Floor, Harbour Centre
25 Harbour Road, Wan Chai
Hong Kong
Attn: Jason Wong / Raymond Ng

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 8 shall be effective upon the earlier of: (i) if mailed, five (5) Business Days after mailing; (ii) if sent by messenger, upon delivery; (iii) if sent by a nationally recognized overnight delivery service, one (1) Business Day after having been dispatched; or (iv) if sent by electronic mail, upon transmission and notice by telephone of such transmission or (if transmitted and received on a non-Business Day) on the first Business Day following transmission and notice by telephone; and (vi) upon the actual receipt thereof.

9.             Default and Remedies.

(a)       An “Event of Default” under this Note shall mean the occurrence of any of the following events:

(i)       If the Company shall fail to make within five (5) Business Days when due the payment of the principal amount or interest as required by this Note, whether at the due date thereof or by acceleration thereof or otherwise;

(ii)       The Company shall fail to observe or perform any covenant or agreement contained in this Note or the Loan Agreement which failure is not cured, if possible to cure, within twenty (20) Business Days after notice to the Company of such default sent by the Holder or by any other Holder;

(iii)       If any warranty, representation, or other statement made or furnished to Holder by or on behalf of Company or in any of the Loan Documents proves to be false or misleading in any material respect when made or furnished and is not cured after twenty (20) Business Days’ written notice from the Holder;

(iv)       If the Company shall be involved in financial difficulties as evidenced by:

(a)       its commencing a voluntary case under the United States Bankruptcy Code or any similar law regarding debtor’s rights and remedies or an admission seeking the relief therein provided;

(b)       its making a general assignment for the benefit of its creditors; or

(c)       its voluntarily liquidating or terminating operations or applying for or consenting to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets;

(v)       The Shares shall not be eligible for listing or quotation for trading on the Nasdaq Global Market or the Nasdaq Capital Market (as applicable) for a period of ten (10) consecutive trading days, and shall not be eligible to resume listing or quotation for trading thereon within thirty (30) trading days;

(vi)       A stop trade order imposed judicially or by the U.S. Securities and Exchange Commission or by the OTC Bulletin Board or other exchange trading suspension with respect to Shares and such stop order not being rectified and resumed within thirty (30) trading days;

(vii)       A default by the Company or any of its subsidiaries under any loan, mortgage, indenture, notes, debentures or any other instrument evidencing any indebtedness of the Company or any of its subsidiaries in excess of $1,000,000, that results in acceleration of the maturity of such debt or liability, or failure to pay any such debt when due; or

(viii)       The Company’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of this Note into Shares.

(b)       Upon and during the continuation of an Event of Default, the Holder may declare the outstanding principal amount, and all accrued and unpaid interest on the principal amount, immediately due and payable in, at Holder’s option, in cash and/or Shares (at the Conversion Price) and thereupon such balance shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived. The rights and remedies provided by this Note shall be cumulative, and shall be in addition to, and not exclusive of, any other rights and remedies available at law or in equity. Each request for a Loan Advance made by Borrower pursuant to this Agreement or any of the other Loan Documents shall constitute an automatic representation and warranty by Borrower to Lender that there does not then exist any Event of Default.

10.           Assignability. Neither party may assign this Note without the prior consent of the other party. No such assignment shall constitute a novation or release of the Company of the obligations hereof or from any liability to the Holder.

11.           Usury Laws. It is the intention of the Company and the Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to an amount that is the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the principal amount remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount, or if this Note has been repaid, then such excess shall be rebated to the Company.

12.           Transfer Register. In the event of a transfer, the Company shall maintain a register (the “Register”) for the registration or transfer of this Note, and shall enter the names and addresses of the registered holders of this Note, the transfers of this Note and the names and addresses of the transferees of this Note. The Company shall treat any registered holder as the absolute owner of this Note held by such holder, as indicated in the Register, for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes. The Note and the right, title, and interest of any person in and to such Note shall be transferable only upon notation of such transfer in the Register. Solely for purposes of this Section 7.4 and for tax purposes only, the keeper of the Register, if it is not the Company, shall be the Company’s agent for purposes of maintaining the Register. This Section 7.4 shall be construed so that this Note is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the United States Internal Revenue Code (the “Code”) and any related regulations (and any other relevant or successor provisions of the Code or such regulations).

13.           Miscellaneous.

(a)       Any amendment hereto or waiver of any provision hereof must be in writing and signed by both the Company and the Holder.

(b)       Wherever in this Note reference is made to the Company or the Holder, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and permitted assigns, and the provisions of this Note shall be binding upon and shall inure to the benefit of such successors and permitted assigns.

(c)       Except as otherwise specifically provided for herein, this Note shall in all respects be governed by and construed in accordance with the laws of the State of Florida without regard to conflicts of law principles of any jurisdiction to the contrary.

(d)       The captions of the Sections of this Note are inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Note.

(e)       The Holder, by acceptance of this Note, hereby represents and warrants that this Note has been acquired by the Holder for investment only and not for resale or distribution hereof. The Holder, by acceptance of this Note, further understands, covenants and agrees that the Company is under no obligation and has made no commitment to provide for registration of this Note or Shares issuable upon conversion of this Note under the Securities Act or applicable state securities laws.

(f)       All references to “$” or dollars in this Note shall refer to the currency of the United States.

(g)       The Company waives presentment, notice and demand, notice of protest, notice of demand and dishonor, and notice of nonpayment of this Note.

(h)       Any legal action regarding this Note shall be brought in the courts located in Palm Beach County, Florida.

(i)        In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, or to enforce a judgment or other court ruling in favor of the Holder.

(j)        No delay in the exercise of any right or remedy of any party hereto shall operate as a waiver thereof, and no single or partial exercise of any such right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

(k)        It is expressly understood and agreed by the parties hereto that if it is necessary to enforce payment of this Note through the engagement or efforts of an attorney or by suit, the Company shall pay reasonable attorneys’ fees, expenses of counsel, and other costs of collection actually incurred by the Holder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed, acknowledged and delivered this Note as of the day and year first above written.

CELSIUS HOLDINGS, INC.

By:	/s/ John Fieldly
Name: John Fieldly
Title: CEO

ACCEPTED AND ACKNOWLEDGED:

GRIEG INTERNATIONAL LIMITED

By:	/s/ Chau Hoi Shuen, Solina Holly
Name: Chau Hoi Shuen, Solina Holly
Title: Director

[Signature Page to the Convertible Promissory Note by and between
Celsius Holdings, Inc. and Grieg International Limited]

Exhibit A

SCHEDULE OF ADVANCES

Date	Principal Amount

Exhibit B

FORM OF CONVERSION NOTICE

(To be executed by the Holder in order to convert Note)

The undersigned hereby elects to convert the specified principal and interest amount of the Convertible Note (the “Note”) into shares of common stock (“Shares”), of CELSIUS HOLDINGS, INC., a Nevada corporation, according to the conditions hereof, as of the date written below.

Date to Effect Conversion

Principal Amount Owned Prior to Conversion

Principal and Interest Amount of Note to be Converted

Number of Shares to be Issued

Applicable Conversion Price

Name of Holder

By:
Name:
Title: